UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2009

NATIONAL SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-6453	95-2095071
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2900 SEMICONDUCTOR DRIVE, P.O. BOX 58090 SANTA CLARA, CALIFORNIA	95052-8090
(Address of principal executive offices)	(Zip Code)

(408) 721-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A. 2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NATIONAL SEMICONDUCTOR CORPORATION

Item 7.01	REGULATION FD DISCLOSURE

On March 19, 2009, the Company announced in its news release that it has acquired Act Solar, Inc., a privately held solar energy company that provides power optimization solutions for commercial and utility-scale solar installations. A copy of the news release is attached as Exhibit 99.1.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	News Release dated March 19, 2009 issued by National Semiconductor Corporation*

*This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL SEMICONDUCTOR CORPORATION

Dated: March 23, 2009	//S// Jamie E. Samath
Jamie E. Samath Corporate Controller Signing on behalf of the registrant and as principal accounting officer

Exhibit 99.1

Media Contact:	Financial:
LuAnn Jenkins	Mark Veeh
National Semiconductor	National Semiconductor
(408) 721-2440	(408) 721-5007
luann.jenkins@nsc.com	invest.group@nsc.com

National Semiconductor Acquires Act Solar, Extending Its Solar Energy Efficiency and Management Capabilities

SANTA CLARA, Calif. – March 19, 2009 -- National Semiconductor Corp. (NYSE:NSM) announced today it has acquired Act Solar, Inc. a privately held solar energy company that provides power optimization solutions for commercial and utility-scale solar installations.

With the acquisition of Act Solar, National expands its portfolio of power optimization technologies along with the acquisition of new diagnostics and panel monitoring capabilities for solar arrays.

“National Semiconductor is applying its ‘PowerWise’ capabilities to drive new energy generation and efficiency initiatives in the solar panel marketplace,” said Mike Polacek, senior vice president of National’s Key Market Segments. “Now with Act Solar we can further improve the performance and efficiency of solar systems, at the same time providing monitoring capabilities not available before. This will make solar installations more efficient and ultimately reduces the cost of solar energy for everyone.”

National’s SolarMagic™ technology enhances the efficiency and output of solar arrays when the panels are affected by mismatch issues including shade, debris, different panel types, and panel aging. Panel mismatch can disproportionately impact the output of a solar installation. For example, an entire solar array’s energy output can be reduced by half if just 10 percent of one solar panel is shaded by a tree, chimney or rooftop vent. Recent internal testing showed that National’s SolarMagic power optimizers recovered 57 percent of power lost due to shade, thereby enhancing the solar installation’s output and efficiency. SolarMagic power optimizers begin shipping this spring.

Act Solar now becomes part of the SolarMagic family. Its products improve array performance by 6 to 11 percent using patent-pending technology, complementing central inverters by dynamically re-circulating small amounts of energy as needed. The balance of the array is maintained, assuring maximum power output. The technology utilizes a revolutionary technique for power tracking, which works by injecting energy into the string as opposed to traditional DC-DC voltage converting approaches. Early field tests and historical modeling have shown that this solution can cumulatively deliver 40 to 80 percent more power over the operating life of a solar panel installation.

About National Semiconductor

National Semiconductor creates energy-efficient analog and mixed-signal semiconductors. Its PowerWise® products enable systems that consume less power, extend battery life, and generate less heat. Headquartered in Santa Clara, Calif., National reported sales of $1.89 billion for fiscal 2008 which ended May 25, 2008. Additional company and product information is available at www.national.com.

About Act Solar

Act Solar is a power management technology company that provides optimization solutions for solar installations. Its flagship product, PowerString™, improves the performance, operation and longevity of solar power plants. Headquartered in Santa Clara, California, Act Solar was founded in 2006 by an experienced team of Silicon Valley professionals focused on making solar arrays more productive, competitive, and a mainstream source of energy in the world market. For more information, visit: www.actsolar.com.